Exhibit B



                             JOINT FILING AGREEMENT

     This Agreement is filed as an exhibit to Schedule 13G being filed by Potomac Capital Management LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the Schedule 13G to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.


Dated: April 27, 2006

                                         POTOMAC CAPITAL MANAGEMENT LLC

                                         By:      /s/     Paul J. Solit
                                               -----------------------
                                                Paul J. Solit, Managing Member

                                         POTOMAC CAPITAL MANAGEMENT INC.

                                         By:      /s/     Paul J. Solit
                                               ------------------------
                                                Paul J. Solit, President


                                         PAUL J. SOLIT

                                         By:     /s/      Paul J. Solit
                                               ------------------------
                                                Paul J. Solit